Exhibit 10.5

Entrust Feeding Agreement

Entrusting Party: Heilongjiang Xinhua Cattle Industry Co., Ltd. (hereinafter “Party A”)
Principal Place of Business: Yaokule Village, Changqing County, Fulaerji District, Qiqihar, Heilongjiang Province
Legal Representative: Yilin Shi

Entrusted Feeder: Xue Feng (hereinafter “Party B”)
Residence: Dahei Village, Huamin County, Longjian, Heilongjiang Province
ID Number: 230221197610218765

In consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by both parties as follows:

1. During the term of this Agreement, Party A shall provide Party B with healthy calves, adult cattle, young cattle and cows, and Party B shall be responsible for the feeding and raising of the cattle as well as the raw milk production, etc.

2. Within ten (10) days after the execution of this Agreement, Party A shall provide Party B with the abovementioned cattle. The number of the entrust fed cattle shall be based on the updated list in each month.

3. Party A shall pay the entrust fees to Party B based on the following standards:

 (a) Unit entrust price:

 1). Calves: 30 RMB each/per month
 2). Adult Cattle: 50 RMB each/per month
 3). Young Cattle: 80 RMB each/per month
 4). Cows: 180 RMB each/per month

 (b) The entrust fees shall be payable to Party B at the end of each month.

4. Feeding Expenses

 (a) During the term of this Agreement, both parties shall conduct the feeding based on the following standards:

 1). Calves: 200 RMB each/per month
 2). Adult Cattle: 280 RMB each/per month
 3). Young Cattle: 300 RMB each/per month
 4). Cows: 450 RMB each/per month

 (b) Party A shall reimburse the above feeding expenses to Party B at the end of each month.

5. Term

 Two (2) years in total: from December 27, 2008 to December 26, 2010. During the term, Party A shall be entitled to retrieve part or all of the cattle from Party B based on the actual operating condition.

6. Party B shall purchase all necessary refined fodder and other feeding materials to ensure safe, healthy and sufficient feeding.

7. All the raw milk produced by the entrusted cattle shall be owned by Party A. Party B shall be solely responsible for the production of the milk, and timely deliver the milk to Party A every day. Party A will then deliver the milk to the milk collection station.

8. Party B shall ensure each cow produce at least 20 kilograms of milk each day, the qualifying rate shall reach 99%.

9. Party B shall conduct periodic breeding for the young cattle and cows pursuant to Party A’s requirements. The breeding procedure shall be conducted by vets designated by Party A. Party A will cover all the breeding expenses.

10. Calves produced by the entrust fed cows shall be owned by Party A. The calf delivery procedure shall be conducted by vets designated by Party A. Male calves shall be sold by Party A. Female calves shall be raised by Party B.

11. Dregsing produced by the cattle shall be owned by Party A. Party B shall properly collect and gather all the dregsing.

12. Party B shall conduct periodic medical examination on the cattle. The examination fees shall be covered by Party A. For losses and damages resulting from failure to conduct the periodic examination, Party B shall be responsible for all the losses and damages.

13. Party B shall maintain a suitable raising condition and keep the cattle away from damages resulting from any disease or accident. Party B shall immediately report any unusual situation to Party A and adopt all measures to control the damage. For damages resulting from improper management by Party B, Party B shall reimburse Party A for all the damages.

14. This Agreement is executed in two (2) copies, with each party holding one copy. This Agreement shall be effective immediately upon execution.

15. Upon the expiration of this Agreement, if Party B intends to continue the entrust feeding relationship, both parties shall enter into a new entrust feeding agreement.

16. Any dispute shall be resolved by friendly negotiation first. If the dispute can not be resolved by negotiation, either party may resort to legal proceedings in the people’s court where Party A’s principle office is located.

Entrusting Party: Heilongjiang Xinhua Cattle Industry Co., Ltd. Entrusted Feeder: Xue Feng
Legal Representative:
Dated: December 24, 2008